Exhibit 99.1

Media Contact	July 27, 2021
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health reports results for second quarter 2021

Increases full-year guidance for 2021

BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals and home health and hospice agencies, today reported its results of operations for the second quarter ended June 30, 2021.
“Business momentum accelerated in the second quarter of 2021 and resulted in strong revenue and earnings growth in both segments over the same period of 2020 and 2019,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “As a result of our strong operating trends and year-to-date performance, we are again raising our full-year 2021 guidance.”
Consolidated results

			Growth
	Q2 2021	Q2 2020	Dollars	Percent
	(In Millions, Except Per Share Data)
Net operating revenues	$1,287.7	$1,074.1	$213.6	19.9%
Income from continuing operations attributable to Encompass Health per diluted share	1.13	0.34	0.79	232.4%
Adjusted earnings per share	1.17	0.31	0.86	277.4%
Cash flows provided by operating activities	255.9	222.3	33.6	15.1%
Adjusted EBITDA	278.9	162.2	116.7	71.9%
Adjusted free cash flow	205.6	168.2	37.4	22.2%
	Six Months Ended June 30,
	2021	2020
Cash flows provided by operating activities	$414.4	$251.6	$162.8	64.7%
Adjusted free cash flow	313.0	242.8	70.2	28.9%
Revenue growth resulted from increased volumes and favorable pricing.
The increase in income from continuing operations attributable to Encompass Health per diluted share and adjusted earnings per share in 2021 primarily resulted from revenue growth.

1

The increase in year-to-date cash flows provided by operating activities and adjusted free cash flow primarily resulted from revenue growth and the timing of maintenance capital expenditures in 2021.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q2 2021	Q2 2020	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$976.9	$808.0	$168.9	20.9%
Outpatient and other	24.7	16.5	8.2	49.7%
Total segment revenue	$1,001.6	$824.5	$177.1	21.5%

	(Actual Amounts)
Discharges	49,492	41,682	7,810	18.7%
Same-store discharge growth				16.9%
Net patient revenue per discharge	$19,739	$19,385	$354	1.8%
Revenue reserves related to bad debt as a percent of revenue	1.7%	1.4%		30 basis points

	(In Millions)
Adjusted EBITDA	$254.0	$180.3	$73.7	40.9%
•Revenue - Inpatient revenue growth resulted from increased volumes and favorable pricing. Total discharge growth for the second quarter of 2021 was 18.7% with same-store growth of 16.9%. Same-store discharge growth in the second quarter of 2021 compared to the second quarter of 2019 was 1.6%.
Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates, the suspension of sequestration, improvement in discharge destination and prior period cost report adjustments partially offset by the timing of discharges between quarters.
The increase in outpatient and other revenue included an increase of approximately $7 million in provider tax revenues (offset by $2.5 million of provider tax expenses included in other operating expenses).
•Adjusted EBITDA - The 40.9% increase in Adjusted EBITDA in the second quarter of 2021 primarily resulted from revenue growth and effective productivity management. Adjusted EBITDA in the second quarter of 2020 included approximately $29 million of additional paid-time-off awarded to employees.

2

Home health and hospice segment results

			Growth
	Q2 2021	Q2 2020	Dollars	Percent
Net operating revenues:	(In Millions)
Home health revenue	$232.3	$201.8	$30.5	15.1%
Hospice revenue	53.8	47.8	6.0	12.6%
Total segment revenue	$286.1	$249.6	$36.5	14.6%

Adjusted EBITDA	$61.7	$15.0	$46.7	311.3%

Home Health
Starts of care:	(Actual Amounts)
Episodic admissions	39,657	34,841	4,816	13.8%
Same-store episodic admissions growth				12.9%
Episodic recertifications	28,296	28,328	(32)	(0.1)%
Total episodic starts of care	67,953	63,169	4,784	7.6%

Total admissions	50,598	44,124	6,474	14.7%
Same-store total admissions growth				13.8%
Total recertifications	33,794	31,952	1,842	5.8%
Total starts of care	84,392	76,076	8,316	10.9%
Revenue per episode	$2,968	$2,920	$48	1.6%

Hospice
Admissions:
Same store	3,130	3,190	(60)	(1.9)%
New store	168	—	168	5.3%
Total admissions	3,298	3,190	108	3.4%
•Revenue - Total starts of care were up 10.9%. Total admissions increased 14.7%, including same-store admissions growth of 13.8%. Volume growth was achieved in spite of continued lower occupancy at skilled nursing and senior living facilities, as well as staffing challenges in certain markets. Elective procedures have returned to historic levels.
The increase in revenue per episode resulted from an increase in reimbursement rates, as the timing of completed episodes offset the benefit of the suspension of sequestration.
Growth in hospice admissions resulted from the acquisition of assets from Frontier Home Health and Hospice in June 2021.
•Adjusted EBITDA - The 311.3% increase in Adjusted EBITDA in the second quarter of 2021 primarily resulted from lower cost per visit supported by the clinician compensation model changes implemented in May 2020, as well as effective management of overall productivity of full-time staff. Adjusted EBITDA in the second quarter of 2020 included approximately $14 million of additional paid-time-off awarded to employees.

3

General and administrative expenses

	Q2 2021	% of Consolidated Revenue	Q2 2020	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$36.8	2.9%	$33.1	3.1%
General and administrative expenses decreased as a percent of consolidated revenue due to the increased revenue base year over year.
General and administrative expenses in the above table exclude $4.1 million in costs associated with the strategic alternatives review of the Company's home health and hospice business and $1.3 million of transaction costs associated with the Frontier acquisition for the second quarter of 2021.
2021 guidance
The Company increased its full-year guidance to reflect its second quarter results and strong operating trends.

Full-Year 2021 Guidance Ranges
	Previous Guidance	Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$5,060 to $5,230	$5,100 to $5,250
Adjusted EBITDA	$1,000 to $1,030	$1,050 to $1,070
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.94 to $4.16	$4.32 to $4.47
On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice business. The review is ongoing. Accordingly, the Company's 2021 guidance assumes the continuation of the current structure of the business for 2021. The guidance may change if a transaction occurs before the end of the year.
For additional considerations regarding the Company's 2021 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Update on Strategic Alternatives Review for Home Health and Hospice Business
Encompass Health continues to explore strategic alternatives for its home health and hospice business. Based on the analysis to date, the Company’s Board of Directors believes a full or partial separation of the home health and hospice business will enhance the long-term success and value of the business. The Company is pursuing a separation transaction by either public or private means.
Many of the key preparatory actions for a separation have been completed, including but not limited to, audited carve-out financial statements for the home health and hospice business, a confidential submission of a draft registration statement on Form S-1 with the United States Securities and Exchange Commission and certain required regulatory filings. While no assurance can be provided, the Company expects to announce a transaction in the second half of 2021.
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of that jurisdiction.

4

Earnings conference call and webcast
The Company will host an investor conference call at 10:00 a.m. Eastern Time on Wednesday, July 28, 2021 to discuss its results for the second quarter of 2021. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 7294490. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 140 hospitals and 249 home health locations and 94 hospice locations in 42 states and Puerto Rico, the Company provides high-quality, cost-effective integrated healthcare. Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “June 2021 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 27, 2021 (the “Q2 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its July 28, 2021 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2021 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - estimate of $164 million to $174 million
•Amortization of debt-related items - approximately $9 million

5

The Q2 Earnings Form 8-K and, when filed, the June 2021 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In Millions, Except Per Share Data)
Net operating revenues	$1,287.7	$1,074.1	$2,518.1	$2,256.1
Operating expenses:
Salaries and benefits	708.2	651.9	1,395.4	1,331.0
Other operating expenses	172.7	148.3	335.0	307.9
Occupancy costs	20.2	20.3	40.4	40.5
Supplies	50.0	50.6	101.9	96.3
General and administrative expenses	54.2	43.0	92.8	78.6
Depreciation and amortization	63.4	60.7	125.9	119.5
Government, class action, and related settlements	—	—	—	2.8
Total operating expenses	1,068.7	974.8	2,091.4	1,976.6
Loss on early extinguishment of debt	1.0	—	1.0	—
Interest expense and amortization of debt discounts and fees	41.8	45.8	84.6	89.0
Other income	(4.6)	(5.8)	(6.0)	(3.9)
Equity in net income of nonconsolidated affiliates	(1.0)	(0.7)	(2.0)	(1.5)
Income from continuing operations before income tax expense	181.8	60.0	349.1	195.9
Provision for income tax expense	39.5	11.8	74.0	38.9
Income from continuing operations	142.3	48.2	275.1	157.0
(Loss) income from discontinued operations, net of tax	(0.3)	0.1	(0.3)	—
Net and comprehensive income	142.0	48.3	274.8	157.0
Less: Net and comprehensive income attributable to noncontrolling interests	(28.7)	(14.8)	(54.2)	(36.5)
Net and comprehensive income attributable to Encompass Health	$113.3	$33.5	$220.6	$120.5

Weighted average common shares outstanding:
Basic	99.0	98.7	99.0	98.5
Diluted	100.2	99.9	100.2	99.6
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.14	$0.34	$2.22	$1.22
Discontinued operations	—	—	—	—
Net income	$1.14	$0.34	$2.22	$1.22
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.13	$0.34	$2.20	$1.21
Discontinued operations	—	—	—	—
Net income	$1.13	$0.34	$2.20	$1.21

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$113.6	$33.4	$220.9	$120.5
(Loss) income from discontinued operations, net of tax	(0.3)	0.1	(0.3)	—
Net income attributable to Encompass Health	$113.3	$33.5	$220.6	$120.5

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2021	December 31, 2020
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$73.2	$224.0
Restricted cash	65.0	65.4
Accounts receivable	627.5	572.8
Other current assets	93.6	86.4
Total current assets	859.3	948.6
Property and equipment, net	2,391.2	2,206.6
Operating lease right-of-use assets	244.9	245.7
Goodwill	2,412.3	2,318.7
Intangible assets, net	435.5	431.3
Other long-term assets	269.7	295.0
Total assets	$6,612.9	$6,445.9
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$66.8	$38.3
Current operating lease liabilities	42.0	44.8
Accounts payable	145.1	115.0
Accrued expenses and other current liabilities	550.6	519.2
Total current liabilities	804.5	717.3
Long-term debt, net of current portion	3,105.7	3,250.6
Long-term operating lease liabilities	212.9	209.6
Deferred income tax liabilities	61.7	51.8
Other long-term liabilities	219.1	215.0
	4,403.9	4,444.3
Commitments and contingencies
Redeemable noncontrolling interests	32.9	31.6
Shareholders’ equity:
Encompass Health shareholders’ equity	1,762.0	1,588.0
Noncontrolling interests	414.1	382.0
Total shareholders’ equity	2,176.1	1,970.0
Total liabilities and shareholders’ equity	$6,612.9	$6,445.9

8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2021	2020
	(In Millions)
Cash flows from operating activities:
Net income	$274.8	$157.0
Loss from discontinued operations, net of tax	0.3	—
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	125.9	119.5
Stock-based compensation	14.8	17.0
Deferred tax expense (benefit)	6.2	(9.1)
Other, net	4.0	7.8
Changes in assets and liabilities, net of acquisitions—
Accounts receivable	(38.1)	(38.5)
Other assets	(17.2)	20.0
Accounts payable	6.6	(0.4)
Accrued payroll	27.4	58.4
Other liabilities	10.3	(80.0)
Net cash used in operating activities of discontinued operations	(0.6)	(0.1)
Total adjustments	139.3	94.6
Net cash provided by operating activities	414.4	251.6
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(97.7)	(1.1)
Purchases of property and equipment	(212.7)	(166.6)
Additions to capitalized software costs	(10.0)	(4.4)
Other, net	(1.2)	(3.0)
Net cash used in investing activities	(321.6)	(175.1)

(Continued)	9

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
	(In Millions)
Cash flows from financing activities:
Proceeds from bond issuance	—	592.5
Principal payments on debt, including pre-payments	(207.3)	(11.0)
Borrowings on revolving credit facility	45.0	330.0
Payments on revolving credit facility	—	(375.0)
Principal payments under finance lease obligations	(11.8)	(10.9)
Repurchases of common stock, including fees and expenses	—	(4.9)
Dividends paid on common stock	(56.9)	(56.7)
Purchase of equity interests in consolidated affiliates	—	(162.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(52.7)	(37.4)
Taxes paid on behalf of employees for shares withheld	(16.4)	(15.7)
Contributions from consolidated affiliates	36.1	16.8
Other, net	0.1	(11.5)
Net cash (used in) provided by financing activities	(263.9)	253.9
(Decrease) increase in cash, cash equivalents, and restricted cash	(171.1)	330.4
Cash, cash equivalents, and restricted cash at beginning of year	310.9	159.6
Cash, cash equivalents, and restricted cash at end of year	$139.8	$490.0

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$224.0	$94.8
Restricted cash at beginning of period	65.4	57.4
Restricted cash included in other long-term assets at beginning of period	21.5	7.4
Cash, cash equivalents, and restricted cash at beginning of period	$310.9	$159.6

Cash and cash equivalents at end of period	$73.2	$419.0
Restricted cash at end of period	65.0	56.4
Restricted cash included in other long-term assets at end of period	1.6	14.6
Cash, cash equivalents, and restricted cash at end of period	$139.8	$490.0

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$278.9	$162.2	$529.7	$390.2
Depreciation and amortization	(63.4)	(60.7)	(125.9)	(119.5)
Interest expense and amortization of debt discounts and fees	(41.8)	(45.8)	(84.6)	(89.0)
Stock-based compensation expense	(12.0)	(9.9)	(14.8)	(17.0)
Loss on disposal or impairment of assets	(2.9)	(3.0)	(2.8)	(3.1)
	158.8	42.8	301.6	161.6
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	(1.0)	—	(1.0)	—
Costs associated with the strategic alternatives review	(4.1)	—	(5.0)	—
Costs associated with the Frontier acquisition	(1.3)	—	(1.3)	—
Gain on consolidation of former equity method location	—	—	—	2.2
Change in fair market value of equity securities	0.7	2.4	0.6	(0.1)
Government, class action, and related settlements	—	—	—	(2.8)
Payroll taxes on SARs exercise	—	—	—	(1.5)
Pre-tax income	153.1	45.2	294.9	159.4
Income tax expense	(39.5)	(11.8)	(74.0)	(38.9)
Income from continuing operations (1)	$113.6	$33.4	$220.9	$120.5

Basic shares	99.0	98.7	99.0	98.5
Diluted shares	100.2	99.9	100.2	99.6

Basic earnings per share (1)	$1.14	$0.34	$2.22	$1.22
Diluted earnings per share (1)	$1.13	$0.34	$2.20	$1.21
(1)Income from continuing operations attributable to Encompass Health

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2021	2020	2021	2020

Earnings per share, as reported	$1.13	$0.34	$2.20	$1.21
Adjustments, net of tax:
Government, class action, and related settlements	—	—	—	0.02
Costs associated with the strategic alternatives review	0.03	—	0.04	—
Costs associated with the Frontier acquisition	0.01	—	0.01	—
Income tax adjustments	—	—	(0.03)	(0.05)
Loss on early extinguishment of debt	0.01	—	0.01	—
Change in fair market value of equity securities	—	(0.02)	—	—
Gain on consolidation of former equity method location	—	—	—	(0.02)
Payroll taxes on SARs exercise	—	—	—	0.01
Adjusted earnings per share*	$1.17	$0.31	$2.22	$1.18
*    Adjusted EPS may not sum due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2021
		Adjustments
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$278.9	$—	$—	$—	$—	$—	$278.9
Depreciation and amortization	(63.4)	—	—	—	—	—	(63.4)
Interest expense and amortization of debt discounts and fees	(41.8)	—	—	—	—	—	(41.8)
Stock-based compensation	(12.0)	—	—	—	—	—	(12.0)
Loss on disposal or impairments of assets	(2.9)	—	—	—	—	—	(2.9)
Loss on early extinguishment of debt	(1.0)	1.0	—	—	—	—	—
Costs associated with the strategic alternatives review	(4.1)	—	—	4.1	—	—	—
Costs associated with the Frontier acquisition	(1.3)	—	—	—	1.3	—	—
Change in fair market value of equity securities	0.7	—	—	—	—	(0.7)	—
Income from continuing operations before income tax expense	153.1	1.0	—	4.1	1.3	(0.7)	158.8
Provision for income tax expense	(39.5)	(0.3)	(0.1)	(1.1)	(0.3)	0.2	(41.1)
Income from continuing operations attributable to Encompass Health	$113.6	$0.7	$(0.1)	$3.0	$1.0	$(0.5)	$117.7
Diluted earnings per share from continuing operations**	$1.13	$0.01	$—	$0.03	$0.01	$—	$1.17
Diluted shares used in calculation	100.2
*    Reconciliation to GAAP provided on page 17
**    Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2020
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$162.2	$—	$—	$162.2
Depreciation and amortization	(60.7)	—	—	(60.7)
Interest expense and amortization of debt discounts and fees	(45.8)	—	—	(45.8)
Stock-based compensation	(9.9)	—	—	(9.9)
Loss on disposal or impairments of assets	(3.0)	—	—	(3.0)
Change in fair market value of equity securities	2.4	—	(2.4)	—
Income from continuing operations before income tax expense	45.2	—	(2.4)	42.8
Provision for income tax expense	(11.8)	(0.4)	0.6	(11.6)
Income from continuing operations attributable to Encompass Health	$33.4	$(0.4)	$(1.8)	$31.2
Diluted earnings per share from continuing operations**	$0.34	$—	$(0.02)	$0.31
Diluted shares used in calculation	99.9

*    Reconciliation to GAAP provided on page 17
**    Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2021
		Adjustments
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Costs Associated with the Frontier Acquisition	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$529.7	$—	$—	$—	$—	$—	$529.7
Depreciation and amortization	(125.9)	—	—	—	—	—	(125.9)
Loss on early extinguishment of debt	(1.0)	1.0	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(84.6)	—	—	—	—	—	(84.6)
Stock-based compensation	(14.8)	—	—	—	—	—	(14.8)
Loss on disposal or impairment of assets	(2.8)	—	—	—	—	—	(2.8)
Costs associated with the strategic alternatives review	(5.0)	—	—	5.0	—	—	—
Costs associated with the Frontier acquisition	(1.3)	—	—	—	1.3	—	—
Change in fair market value of equity securities	0.6	—	—	—	—	(0.6)	—
Income from continuing operations before income tax expense	294.9	1.0	—	5.0	1.3	(0.6)	301.6
Provision for income tax expense	(74.0)	(0.3)	(3.4)	(1.3)	(0.3)	0.2	(79.1)
Income from continuing operations attributable to Encompass Health	$220.9	$0.7	$(3.4)	$3.7	$1.0	$(0.4)	$222.5
Diluted earnings per share from continuing operations**	$2.20	$0.01	$(0.03)	$0.04	$0.01	$—	$2.22
Diluted shares used in calculation	100.2
*    Reconciliation to GAAP provided on page 17
**    Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2020
		Adjustments
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Former Equity Method Location	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$390.2	$—	$—	$—	$—	$—	$390.2
Depreciation and amortization	(119.5)	—	—	—	—	—	(119.5)
Government, class action, and related settlements	(2.8)	2.8	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(89.0)	—	—	—	—	—	(89.0)
Stock-based compensation	(17.0)	—	—	—	—	—	(17.0)
Loss on disposal or impairment of assets	(3.1)	—	—	—	—	—	(3.1)
Change in fair market value of equity securities	(0.1)	—	—	0.1	—	—	—
Gain on consolidation of Treasure Coast	2.2	—	—	—	(2.2)	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	159.4	2.8	—	0.1	(2.2)	1.5	161.6
Provision for income tax expense	(38.9)	(0.7)	(4.7)	—	0.6	(0.4)	(44.1)
Income from continuing operations attributable to Encompass Health	$120.5	$2.1	$(4.7)	$0.1	$(1.6)	$1.1	$117.5
Diluted earnings per share from continuing operations**	$1.21	$0.02	$(0.05)	$—	$(0.02)	$0.01	$1.18
Diluted shares used in calculation	99.6
*    Reconciliation to GAAP provided on page 17
**    Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In Millions)
Net income	$142.0	$48.3	$274.8	$157.0
Loss (income) from discontinued operations, net of tax, attributable to Encompass Health	0.3	(0.1)	0.3	—
Net income attributable to noncontrolling interests	(28.7)	(14.8)	(54.2)	(36.5)
Government, class action, and related settlements	—	—	—	2.8
Provision for income tax expense	39.5	11.8	74.0	38.9
Interest expense and amortization of debt discounts and fees	41.8	45.8	84.6	89.0
Depreciation and amortization	63.4	60.7	125.9	119.5
Loss on early extinguishment of debt	1.0	—	1.0	—
Loss on disposal or impairment of assets	2.9	3.0	2.8	3.1
Stock-based compensation expense	12.0	9.9	14.8	17.0
Costs associated with the strategic alternatives review	4.1	—	5.0	—
Costs associated with the Frontier acquisition	1.3	—	1.3	—
Gain on consolidation of former equity method location	—	—	—	(2.2)
Change in fair market value of equity securities	(0.7)	(2.4)	(0.6)	0.1
Payroll taxes on SARs exercise	—	—	—	1.5
Adjusted EBITDA	$278.9	$162.2	$529.7	$390.2
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations
Before Income Tax Expense

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020
	(In Millions)
Total segment Adjusted EBITDA	$315.7	$195.3	$601.4	$451.8	$986.3
General and administrative expenses	(54.2)	(43.0)	(92.8)	(78.6)	(155.5)
Depreciation and amortization	(63.4)	(60.7)	(125.9)	(119.5)	(243.0)
Loss on disposal or impairment of assets	(2.9)	(3.0)	(2.8)	(3.1)	(11.6)
Government, class action, and related settlements	—	—	—	(2.8)	(2.8)
Loss on early extinguishment of debt	(1.0)	—	(1.0)	—	(2.3)
Interest expense and amortization of debt discounts and fees	(41.8)	(45.8)	(84.6)	(89.0)	(184.2)
Net income attributable to noncontrolling interests	28.7	14.8	54.2	36.5	84.6
Change in fair market value of equity securities	0.7	2.4	0.6	(0.1)	0.4
Gain on consolidation of former equity method location	—	—	—	2.2	2.2
Payroll taxes on SARs exercise	—	—	—	(1.5)	(1.5)
Income from continuing operations before income tax expense	$181.8	$60.0	$349.1	$195.9	$472.6

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020
	(In Millions)
Net cash provided by operating activities	$255.9	$222.3	$414.4	$251.6	$704.7
Interest expense and amortization of debt discounts and fees	41.8	45.8	84.6	89.0	184.2
Equity in net income of nonconsolidated affiliates	1.0	0.7	2.0	1.5	3.5
Net income attributable to noncontrolling interests in continuing operations	(28.7)	(14.8)	(54.2)	(36.5)	(84.6)
Amortization of debt-related items	(2.0)	(1.7)	(4.0)	(3.1)	(7.2)
Distributions from nonconsolidated affiliates	(0.8)	(1.0)	(1.8)	(2.0)	(3.8)
Current portion of income tax expense	42.0	22.3	67.8	48.0	51.4
Change in assets and liabilities	(39.3)	(113.9)	11.0	40.5	7.3
Cash used in operating activities of discontinued operations	0.6	—	0.6	0.1	0.2
Costs associated with the strategic alternatives review	4.1	—	5.0	—	—
Costs associated with the Frontier acquisition	1.3	—	1.3	—	—
Payroll taxes on SARs exercise	—	—	—	1.5	1.5
Change in fair market value of equity securities	(0.7)	(2.4)	(0.6)	0.1	(0.4)
Other	3.7	4.9	3.6	(0.5)	3.5
Adjusted EBITDA	$278.9	$162.2	$529.7	$390.2	$860.3

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In Millions)
Net cash provided by operating activities	$255.9	$222.3	$414.4	$251.6
Impact of discontinued operations	0.6	—	0.6	0.1
Net cash provided by operating activities of continuing operations	256.5	222.3	415.0	251.7
Capital expenditures for maintenance	(30.5)	(35.7)	(53.8)	(73.5)
Distributions paid to noncontrolling interests of consolidated affiliates	(24.9)	(18.4)	(52.7)	(37.5)
Items non-indicative of ongoing operations:
Cash paid for SARs exercise (inclusive of payroll taxes)	—	—	—	102.1
Transaction costs and related assumed liabilities	4.5	—	4.5	—
Adjusted free cash flow	$205.6	$168.2	$313.0	$242.8
For the three months ended June 30, 2021, net cash used in investing activities was $226.0 million and primarily resulted from capital expenditures and the acquisition of assets from Frontier Home Health and Hospice. Net cash used in financing activities during the three months ended June 30, 2021 was $186.4 million and primarily resulted from net debt payments, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the three months ended June 30, 2020, net cash used in investing activities was $92.1 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the three months ended June 30, 2020 was $182.8 million and primarily resulted from the issuance of additional senior notes in May 2020 offset by cash dividends paid on common stock and distributions paid to noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2021, net cash used in investing activities was $321.6 million and primarily resulted from capital expenditures and the acquisition of assets from Frontier Home Health and Hospice. Net cash used in financing activities during the six months ended June 30, 2021 was $263.9 million and primarily resulted from net debt payments, cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2020, net cash used in investing activities was $175.1 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the six months ended June 30, 2020 was $253.9 million and primarily resulted from the issuance of additional senior notes in May 2020 offset by the settlement of the final put and exercise of the Home Health Holdings rollover shares and SARs, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the strategic alternatives review, the nature of the COVID-19 pandemic and its impact on Encompass Health's business and financial assumptions, financial guidance, balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the possibility that the Company may not be able to realize higher values for its home health and hospice business through strategic transactions; the possibility that the Company may decide not to undertake a transaction following the review of strategic alternatives or that it is not able to consummate any proposed transactions resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company's business resulting from the review of strategic alternatives or the undertaking of any transactions following the review; any potential adverse effects of the Company's stock price resulting from the announcement of the results of the strategic review; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company's infectious disease prevention and control efforts; the demand for the Company's services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health) and Encompass Health's ability to adapt operations to those changes; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs,

20

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2020 and Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, when filed.

21